UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 29, 2010
THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01 Other Events
     On March 29, 2010, The Talbots, Inc. (the “Company”) issued a press release announcing that it is extending its exchange offer in which the Company is offering to exchange each outstanding warrant (“BPW Warrants”) to acquire shares of common stock of BPW Acquisition Corp. (“BPW”) for shares of Company common stock or warrants to acquire shares of Company common stock, subject to the election and proration procedures described in the prospectus/offer to exchange, filed with the Securities and Exchange Commission on March 17, 2010. The exchange offer is being extended until 6:00 p.m., New York City time, on March 29, 2010, unless further extended by the Company. Holders of BPW Warrants must tender their BPW Warrants prior to the expiration date if they wish to participate in the exchange offer. The exchange offer was previously scheduled to expire at 12:00 midnight, New York City time, at the end of March 26, 2010. Approximately 30.6 million BPW Warrants (including approximately 1.4 million BPW Warrants subject to guarantees of delivery), or approximately 87.5% of BPW Warrants issued in its initial public offering, had been tendered as of 12:00 midnight, at the end of March 26, 2010. The minimum condition to consummation of the exchange offer is the tender of 90% of BPW Warrants issued in its initial public offering.
     A copy of the Company’s press release dated March 29, 2010 announcing its intention to extend the expiration of the exchange offer is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     The exhibits listed below are filed herewith.
     (d) Exhibits
     99.1 Press Release issued by The Talbots, Inc. dated March 29, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 29, 2010	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release issued by The Talbots, Inc. dated March 29, 2010.